UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026 (August 30, 2026)

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Lindaro Street	San Rafael	California	94901
(Address of Principal Executive Offices)			(Zip Code)

(415) 506-6700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2026 (the “Effective Date”), BioMarin Pharmaceutical Inc. (“BioMarin”) entered into a binding term sheet (the “Term Sheet”) with Ascendis Pharma A/S (“Ascendis”) that sets forth the terms and conditions for a global settlement and license agreement (the “Agreement”) that resolves all pending proceedings relating to the BioMarin Patent Rights (as defined below).

In accordance with the Term Sheet, BioMarin will grant to Ascendis and its affiliates a non-exclusive, worldwide, transferable, royalty-bearing license to certain patents (the “BioMarin Patent Rights”) to research, develop, manufacture, use, sell, and commercialize any product, method, or service that includes the C-type natriuretic peptide known as “TransCon CNP,” “navepegritide,” or “Yuviwel” (collectively, the “Licensed Products”) for all current and potential indications, including achondroplasia and hypochondroplasia, and in combination with other medicines. In consideration for the rights and licenses granted to Ascendis, Ascendis will pay to BioMarin a royalty equal to 20% of annual net sales of Licensed Products in the United States and 18% of annual net sales of Licensed Products in the European Union, Brazil and South Korea, in each case, from the date of the first commercial sale in each territory (applied retroactively, as applicable) until May 2030.

Pursuant to the Term Sheet, the parties will also dismiss with prejudice all pending litigation between them relating to the BioMarin Patent Rights.

The Term Sheet also contains a mutual regulatory non-interference clause, a covenant by Ascendis to not challenge BioMarin’s Patent Rights, a release by BioMarin of claims against Ascendis for infringement of BioMarin’s Patent Rights prior to the Effective Date and a covenant not to sue Ascendis for infringement of BioMarin’s Patent Rights, and certain other terms that are customary for transactions of this nature.

The provisions of the Term Sheet are binding on the parties as of the Effective Date. The parties agreed to negotiate in good faith the terms of the Agreement, which, when executed by the parties will supersede and replace in its entirety the Term Sheet. In the event the parties are unable to enter into the Agreement incorporating the terms and conditions set forth in the Term Sheet by September 24, 2026, all provisions in the Term Sheet will continue to be binding on the parties.

Item 7.01 Regulation FD Disclosure.

On August 30, 2026, BioMarin issued a press release announcing the execution of the Term Sheet. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01 of this report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by BioMarin regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 30, 2026

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the entry into the Term Sheet with Ascendis and the transactions contemplated therein, including, without limitation, statements about: the expected benefits of such transactions, including anticipated royalty payments; expectations regarding future commercialization of Licensed Products; plans and expectations regarding the dismissal of the pending legal proceedings; and the anticipated entry into a settlement and license agreement incorporating the terms and conditions set forth in the Term Sheet. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: BioMarin’s ability to enforce the Term Sheet or the Agreement; actual sales of Licensed Products; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as such factors may be updated by any subsequent reports. Investors are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: August 31, 2026	By:	/s/ G. Eric Davis
G. Eric Davis
Executive Vice President, Chief Legal Officer